Exhibit 10.22

FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 15, 2016 (this “Fifth Amendment”) is made by and among GSI Group Corporation, a Michigan corporation (the “Lead Borrower”), NDS Surgical Imaging, LLC, a Delaware limited liability company (“NDS” and, together with the Lead Borrower, the “Borrowers” and each a “Borrower”), GSI Group Inc., a company continued and existing under the laws of the Province of New Brunswick, Canada (“Holdings”), each of the other Guarantors party hereto, each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of December 27, 2012 (as amended pursuant to that certain Consent and First Amendment to Amended and Restated Credit Agreement dated as of January 14, 2013, that certain Joinder and Amendment Agreement dated as of February 1, 2013, that certain Second Amendment to Amended and Restated Credit Agreement dated as of April 30, 2013, that certain Third Amendment to Amended and Restated Credit Agreement dated as of September 13, 2013, and that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of February 10, 2014 (the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain financial accommodations to the Borrowers;

WHEREAS, the Borrowers, the Lenders and Administrative Agent wish to amend the Credit Agreement in certain respects, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1.Definitions.  Except as otherwise defined in this Fifth Amendment, terms defined in the Credit Agreement are used herein as defined therein.

2.Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent specified in Section 3 below, the undersigned Lenders hereby agree that, effective as of December 31, 2015, the Credit Agreement shall be amended as follows:

(a)The definition of “Base Rate” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Base Rate”  means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

(b)The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement shall be amended and restated so that the entire definition of Consolidated EBITDA reads as follows:

“Consolidated EBITDA” means, for any period, for Holdings and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for any Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income with respect to such period: (i) Consolidated Interest Charges and, to the extent not reflected in such Consolidated Interest Charges, (A) fees, expenses and charges incurred in respect of financing activities (including commissions, discounts and closing fees) during such period and (B) payments made in respect of Swap Contracts permitted hereunder entered into for the purpose of hedging interest rate or currency exchange rate risk during such period; (ii) the provision for federal, state, local and foreign income and other similar taxes for such period, including all taxes reported as “income taxes” on Holding’s consolidated financial statements for such period; (iii) depreciation and amortization expense for such period; (iv) unusual or non-recurring charges, including (x) restructuring charges from ongoing operations and divestitures in an amount not to exceed $10,000,000 in the aggregate during any Measurement Period, and (y) restructuring charges, fees, expenses and charges incurred in respect of acquisitions, equity issuances, indebtedness and investments (whether or not consummated), for which consent from Lenders is not otherwise required under the terms of this Agreement, in an amount not to exceed $7,500,000 in the aggregate during any Measurement Period; (v) Non-Cash Charges minus (b) without duplication and to the extent included in determining Consolidated Net Income for such period, (i) non-cash income or gains, all as determined in accordance with GAAP and (ii) earnings from equity method investments less the aggregate amount of cash actually distributed by such Person during such Measurement Period to Holdings or a Subsidiary as dividend or other distribution.

(c)The definition of “Consolidated Funded Indebtedness” in Section 1.01 of the Credit Agreement shall be amended by amending and restating the text in clause (d) thereof so that the entire definition of Consolidated Funded Indebtedness reads as follows:

“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder and any Permitted Subordinated Debt) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Purchase Money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and earn-outs or other similar forms of contingent purchase price; provided that, for the avoidance of doubt, any non-contingent seller debt shall be included in the calculation of Consolidated Funded Indebtedness), (e) all Attributable Indebtedness other than in respect of Capitalized Leases for real property (if capitalization of such leases arises under GAAP), (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than any Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Borrower or such Subsidiary, in the cases of clauses (a), (b) and (d), to the extent any of such obligations would appear as a liability on the face of a balance sheet of Holdings prepared in accordance with GAAP.

(d)The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Eurodollar Rate”  means:

(a)  for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or, if LIBOR is not available, a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)  for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR or, if LIBOR is not available, a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m., London time determined two (2) Business Days prior to such date for U.S. Dollar deposits with a term of one (1) month commencing that day; provided that:  (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice, provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(e)The definition of “Indebtedness” in Section 1.01 of the Credit Agreement shall be amended so that clause (d) thereof reads as follows:

(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and earn-outs or other similar forms of contingent purchase price; provided that, for the avoidance of doubt, any non-contingent seller debt shall be considered Indebtedness);

(f)Exhibit D (Form of Compliance Certificate) and Exhibit N (Form of Permitted Acquisition Certificate) to the Credit Agreement are hereby amended by deleting such exhibits in their entirety and replacing them with the corresponding exhibits set forth in Annex I attached hereto.

(g)The schedules to the Credit Agreement are hereby amended by deleting such schedules in their entirety and replacing them with the corresponding schedules set forth in Annex II attached hereto.

3.Conditions Precedent.  The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of December 31, 2015, upon satisfaction of the following conditions precedent:

(a)the Borrowers shall have delivered to the Administrative Agent a counterpart of this Fifth Amendment executed by the Borrowers and each other Loan Party;

(b)the Required Lenders and the Administrative Agent shall have indicated their consent and agreement by executing this Fifth Amendment;

(c)the Borrowers shall have paid all fees and other amounts due and payable by it under the Credit Agreement, including to the extent invoiced the reasonable fees, costs and expenses owing to Choate, Hall & Stewart LLP, and under the Fee Letter;

(d)the representations and warranties made by each Loan Party in Section 4 hereof are true and correct as of the date hereof; and

(e)no Event of Default shall have occurred and be continuing.

4.Representations and Warranties.

(a)The Borrowers and the other Loan Parties each represents and warrants to the Lenders that the representations and warranties of the Loan Parties contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on the date hereof, other than any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof; provided that (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, except to the extent already qualified by materiality, in which case they shall be true and correct in all respects after giving effect to such materiality qualifier, (b) the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively and (c) each reference in the Credit Agreement to “this Agreement” or the “Credit Agreement” or the like shall include reference to this Fifth Amendment and the Credit Agreement as amended hereby.

(b)The execution, delivery and performance by each Loan Party of this Fifth Amendment has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries; except for conflicts or breaches which could not reasonably be expected to have a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Fifth Amendment or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) those which have been duly obtained, taken, given or made and are in full force and effect, (ii) those required under agreements that a Loan Party is permitted to execute pursuant to this Fifth Amendment, (iii) those required by applicable law or regulation, and (iv) those the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect.

(d)This Fifth Amendment has been, and each other Loan Document, when delivered hereunder and under the Credit Agreement, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Fifth Amendment constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by Debtor Relief Laws or by general principals of equity.

5.Effect on Loan Documents.  The Credit Agreement (as amended hereby), including the Continuing Guaranty set forth in Article X thereof, and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects by the Borrowers and the Guarantors.  Except as expressly set forth herein the execution, delivery, and performance of this Fifth Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof.  Each of the Loan Parties hereby ratifies and confirms in all respects all of its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party.

6.No Novation; Entire Agreement.  This Fifth Amendment evidences solely the amendment of the terms and provisions of the obligations of the Borrowers and the other Loan Parties under the Loan Documents and is not a novation or discharge thereof.  There are no other understandings, express or implied, among the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders regarding the subject matter hereof or thereof.

7.Choice of Law.  This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

8.Counterparts; Facsimile Execution.  This Fifth Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Fifth Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Fifth Amendment.

9.Construction.  This Fifth Amendment is a Loan Document.  This Fifth Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Fifth Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.  Upon and after the effectiveness of this Fifth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed as of the date first above written.

LEAD BORROWER:

GSI GROUP CORPORATION

By:  /s/ Robert J. Buckley

Name:  Robert Buckley

Title:   Chief Financial Officer

BORROWER:

NDS SURGICAL IMAGING, LLC

By:  /s/ Robert J. Buckley

Name:  Robert Buckley

Title:   President

HOLDINGS:

GSI GROUP INC.

By:  /s/ Robert J. Buckley

Name:  Robert Buckley

Title:   Chief Financial Officer

GUARANTORS:

EXCEL TECHNOLOGY, INC.

By:  /s/ Robert J. Buckley

Name:  Robert Buckley

Title:    Secretary

GSI GROUP LIMITED

By:  /s/ Robert J. Buckley

Name:  Robert Buckley

Title:   Director

JADAK, LLC

By:  /s/ Robert J. Buckley

Name:  Robert Buckley

Title:   Vice President

GSI GROUP UK INVESTMENTS HOLDING LIMITED

[Fifth Amendment to Credit Agreement]

By:  /s/ Robert J. Buckley

Name:  Robert Buckley

Title:   Director

[Fifth Amendment to Credit Agreement]

bank of america, n.a., as
Administrative Agent

By:  /s/ Angela Larkin

Name:  Angela Larkin

Title:    Assistant Vice President

[Fifth Amendment to Credit Agreement]

bank of america, n.a., as a Lender, L/C Issuer and Swing Line Lender

By:  /s/ Luanne T. Smith

Name:  Luanne T. Smith

Title:   Vice President

[Fifth Amendment to Credit Agreement]

SILICON VALLEY BANK

By:  /s/ Michael Shuhy

Name:  Michael Shuhy

Title:    Vice President

[Fifth Amendment to Credit Agreement]

HSBC BANK USA N.A.

By:  /s/ Dan Lobdell

Name:  Dan Lobdell

Title:    Vice President

[Fifth Amendment to Credit Agreement]

TD BANK, N.A.

By:  /s/ Meredith E. Christensen

Name:  Meredith E. Christensen

Title:    Vice President

[Fifth Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By:  /s/ Peter M. Killea

Name:  Peter M. Killea

Title:  Senior Vice President

[Fifth Amendment to Credit Agreement]

BROWN BROTHERS HARRIMAN & CO.

By:  /s/ Jed Hall

Name:  Jed Hall

Title:    Managing Director